Exhibit 3.2
BY-LAWS OF BOND STREET HOLDINGS, INC.
ARTICLE I
Offices
     Section 1.01 Offices. Bond Street Holdings, Inc. (hereinafter called the “Corporation”) may have offices at such places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.
ARTICLE II
Meetings of the stockholders
     Section 2.01 Place of Meetings. All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of meeting.
     Section 2.02 Annual Meeting. If required by law, rule or regulation, the annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting.
     Section 2.03 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called pursuant to a resolution approved by the Executive Committee of the Board of Directors, and shall be called by the Executive Chairman, the Executive Vice-Chairman, the Chief Executive Officer or the Secretary upon the written request therefor, stating the purpose or purposes of the meeting, delivered to such officer, signed by the holders of more than 50% of the issued and outstanding stock entitled to vote at such meeting. The only business which may be conducted at a special meeting shall be the matter or matters set forth in the notice of such meeting.
     Section 2.04 Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting as of the record date for notice of such adjourned meeting.
     Section 2.05 Notice of Meetings. Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten days nor more than 60 days before such meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their respective addresses appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.
     Section 2.06 List of Stockholders. The officer of the Corporation who has charge of the stock ledger shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of capital stock of the Corporation registered in the name of each stockholder at least ten days before any meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

     Section 2.07 Quorum. Unless otherwise required by law, the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) or these Bylaws, at each meeting of the stockholders, a majority in voting power of the outstanding shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.04, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.
     Section 2.08 Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of stockholders, the Executive Chairman, or in his or her absence or inability to act, either Executive Vice-Chairman, shall act as chairman of, and preside at, the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.
     Section 2.09 Voting; Proxies. Unless otherwise required by law or the Certificate of Incorporation, the election of directors shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any matter, other than the election of directors, brought before any meeting of stockholders shall by decided by the vote of the holders of a majority of the votes cast in favor of such action at a meeting of the stockholders by the holders of stock entitled to vote thereon. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.
     Section 2.10 Inspectors at Meetings of Stockholders. The Board of Directors, in advance of any meeting of stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting of stockholders or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.
     Section 2.11 Fixing the Record Date.
     (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote at the adjourned meeting.
     (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     Section 2.12 Advance Notice of Stockholder Nominations and Proposals.
     (a) Timely Notice. At a meeting of the stockholders, only such nominations of persons for election to the Board of Directors and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or such other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any committee thereof, or (iii) otherwise properly brought before the meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.12. In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action. For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the “Proposing Stockholder”) must have given timely notice thereof pursuant to this Section 2.12(a) or Section 2.12(c) below, as applicable, in writing to the Secretary of the Corporation even if such matter is already the subject of any notice to the stockholders or Public Disclosure from the Board of Directors. To be timely, a Proposing Stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year’s annual meeting or not later than 70 days after the anniversary of the previous year’s annual meeting; and (y) with respect to any other annual meeting of stockholders, not later than the close of business on the 10th day following the date of Public Disclosure of the date of such meeting. In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).
     (b) Stockholder Nominations. For the nomination of any person or persons for election to the Board of Directors, a Proposing Stockholder’s notice to the Secretary of the Corporation shall set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) in a Schedule 14A, or that is otherwise required to be disclosed, under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, and (vi) as to the Proposing Stockholder: (A) the name and address of the Proposing Stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder’s notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (F) a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
     (c) Other Stockholder Proposals. For all business other than director nominations, a Proposing Stockholder’s notice to the Secretary of the Corporation shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and (iii) the information required by Section 2.12(b)(vi) above.
     (d) Proxy Rules. The foregoing notice requirements of Sections 2.12(b) and 2.12(c) shall be deemed satisfied by a stockholder with respect to business or a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal or make a nomination at an annual meeting in compliance with the applicable rules and regulations promulgated under Section 14(a) of the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.
     (e) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (x) by or at the direction of the Board of Directors or any committee thereof (or stockholders pursuant to Section 2.03) or (y) provided that the Board of Directors has determined (or stockholders pursuant to Section 2.03 have determined ) that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.12. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by this Section 2.12 shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the later of the close of business on the 90th day prior to such special meeting or the 10th day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting and not earlier than the close of business on the 120th day prior to such special meeting. The foregoing notice requirements of this paragraph (e) of this Section 2.12 shall be deemed satisfied by a stockholder with respect to a nomination if the stockholder has notified the Corporation of his, her or its intention to present a nomination at such special meeting in compliance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and such stockholder’s nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such special meeting. In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).
     (f) Effect of Noncompliance. Notwithstanding anything in these Bylaws to the contrary: (i) no nominations shall be made or business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 2.12, and (ii) except as provided in Rule 14a-11 under the Exchange Act or otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at a meeting pursuant to this Section 2.12 does not provide the information required under this Section 2.12 to the Corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation. The requirements of this Section 2.12 shall apply to any business or nominations to be brought before a meeting by a stockholder whether such business or nominations are to be included in the Corporation’s proxy statement pursuant to Rule 14a-8 or Rule 14a-11 under the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation. The requirements of the Section 2.12 are included to provide the Corporation notice of a stockholder’s intention to bring business or nominations before a meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business or make such nominations before a meeting.
     (g) For purposes of this Section 2.12, “Public Disclosure” of a matter, or any words of similar import (such as “publicly disclosed”), shall be deemed to have been made if such matter is disclosed in a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
ARTICLE III
Board of directors
     Section 3.01 General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.
     Section 3.02 Number; Term of Office. The Board of Directors shall consist of not less than seven (7) members nor more than fifteen (15) members as set by the Board of Directors from time to time. Each director shall hold office until a successor is duly elected and qualified or until the director’s earlier death, resignation, disqualification or removal.
     Section 3.03 Newly Created Directorships and Vacancies. Any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors, shall be filled solely by the affirmative votes of a majority of the remaining members of the Board of Directors, although less than a quorum. A director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class of directors for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.
     Section 3.04 Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified.

     Section 3.05 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time to time by the Board of Directors or the Executive Chairman.
     Section 3.06 Special Meetings. Special meetings of the Board of Directors may be held at such times and at such places as may be determined by the Executive Chairman, the Executive Vice-Chairman or the Chief Executive Officer on at least 24 hours notice to each director given by one of the means specified in Section 3.09 hereof other than by mail or on at least three days notice if given by mail. Special meetings shall be called by the Executive Chairman, the Executive Vice-Chairman or the Chief Executive Officer in like manner and on like notice on the written request of any two or more directors.
     Section 3.07 Telephone Meetings. Meetings of the Board of Directors or committees thereof may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear, and be heard by, each other. Participation by a director in a meeting pursuant to this Section 3.07 shall constitute presence in person at such meeting.
     Section 3.08 Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.09 hereof other than by mail, or at least three days notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.
     Section 3.09 Notices. Subject to Section 3.06 and Section 3.10 hereof, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, email or other means of electronic transmission.
     Section 3.10 Waiver of Notice. Whenever the giving of any notice to directors is required by applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof, given by the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors or any committee thereof need be specified in any waiver of notice.
     Section 3.11 Organization. At each meeting of the Board of Directors, the Executive Chairman or, in his or her absence, another director selected by the Executive Chairman shall preside. The Secretary shall act as secretary at each meeting of the Board of Directors. If the Secretary is absent from any meeting of the Board of Directors, an assistant secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all assistant secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.
     Section 3.12 Quorum of Directors. The presence of a majority of the Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors.
     Section 3.13 Action By Majority Vote. Except as otherwise expressly required by these Bylaws, the Certificate of Incorporation or applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
     Section 3.14 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.
     Section 3.15 Committees of the Board of Directors. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.
     Section 3.16 Executive Committee. The Board of Directors shall designate three or more directors to constitute an Executive Committee. Subject to the limitations provided in these Bylaws and such further limitation as may be required by law or by the Certificate of Incorporation, the Executive Committee may, during intervals between meetings of the Board of Directors, exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation (including the Corporation’s dealings with its affiliates) and may authorize the seal of the Corporation to be affixed to all papers that may require it. The Executive Committee shall not be empowered to take action with respect to any other action specifically reserved to the Board of Directors including all matters requiring the approval of stockholders. The Executive Committee may also from time to time formulate and recommend to the Board of Directors for approval general policies regarding management of the business and affairs of the Corporation. The Executive Committee shall have the power to authorize and approve on behalf of the Corporation any acquisition of operations of any failed depository institution (including through the acquisition of assets and/or assumption of liabilities) from the Federal Deposit Insurance Corporation, so long as the incremental capital contributed by the Corporation to Premier American Bank, N.A. (or such other qualified subsidiary of the Corporation, if any, as may effect such acquisition) in order to effect such acquisition does not exceed $125 million. The designation of the Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon it or him or her by operation of law. The Secretary of the Corporation (or in his or her absence a person designated by the Executive Committee) shall act as secretary at all meetings of the Executive Committee. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Executive Committee. Regular meetings of the Executive Committee may be held without notice at such times and at such places as shall be fixed by resolution adopted by a majority of the Executive Committee. Special meetings may be called by any member of the Executive Committee on 24 hours prior written or electronic notice.
     Section 3.17 Removal of Officers and Directors. In the event that there is a final determination by any court or governmental body of competent jurisdiction or an admission by an officer or director of the Corporation in a final settlement of any lawsuit (x) of gross negligence, bad faith or willful misconduct by such officer or director in connection with the performance of such person’s duties under the terms of the Certificate of Incorporation or these Bylaws, (y) that such officer or director of the Corporation (with respect to such person’s activities relating to the Corporation) has otherwise committed a knowing and material breach of such person’s duties under the

Certificate of Incorporation or these Bylaws, or a material violation of applicable United States federal securities laws, or (z) that such officer of director has otherwise committed fraud or willful misconduct in connection with the performance of such person’s duties under the terms of the Certificate of Incorporation or these Bylaws, in each case, which has a material adverse effect on the business of the Corporation and, if curable, has not been cured prior to the thirtieth (30th) day following such event (the events described in clauses (x), (y) and (z) above being referred to as “Cause”), then holders of Class A Common Stock holding a majority of the Class A Common Stock entitled to vote thereon may remove such officer or director by written notice to the Corporation and such officer or director. A Super Majority-in-Interest of the Class A Common Stock entitled to vote thereon may remove an officer or director without Cause by written notice to the Corporation and such officer or director. An officer or director of the Corporation may also be removed without any action by the stockholders if removed pursuant to a removal action by the Corporation’s principal federal banking regulator.
ARTICLE IV
Officers
     Section 4.01 Positions and Election. The officers of the Corporation shall be elected by the Board of Directors and shall include an Executive Chairman, an Executive Vice-Chairman, a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also elect one or more assistant treasurers, assistant secretaries and other officers. Any individual may be elected to, and may hold, more than one office of the Corporation.
     Section 4.02 Term. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualifies or until such officer’s earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the Executive Committee or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors.
     Section 4.03 The Executive Chairman. The Executive Chairman shall have general supervision over the business of the Corporation and other duties incident to the office of a chairman, and any other duties as may be from time to time assigned to the Executive Chairman by the Board of Directors.
     Section 4.04 The Executive Vice-Chairman. The Executive Vice-Chairman shall have such powers and perform such duties as may be assigned to him or her from time to time by the Executive Chairman or by the Board of Directors.
     Section 4.05 The Chief Executive Officer. The Chief Executive Officer shall have general and active supervision over the business of the Corporation and other duties incident to the office of a chief executive officer, and any other duties as may be from time to time assigned to the Chief Executive Officer by the Board of Directors.
     Section 4.06 The President. The President shall have general and active supervision over the business of the Corporation and other duties incident to the office of a president, and any other duties as may be from time to time assigned to the President by the Board of Directors.
     Section 4.07 Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned to him or her from time to time by the President or by the Board of Directors.
     Section 4.08 The Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Executive Committee. The Secretary shall keep in safe custody the seal of the Corporation and shall see that it is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is necessary or proper, and when so affixed may attest the same.
     Section 4.09 The Treasurer. The Treasurer shall have the custody of the corporate funds and securities, except as otherwise provided by the Board of Directors, and shall cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her or her transactions as treasurer and of the financial condition of the Corporation.

     Section 4.10 Duties of Officers May be Delegated. In the case of the absence of any officer, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.
ARTICLE V
Stock certificates and their transfer
     Section 5.01 Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates such certificates shall be in the form approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Executive Chairman or any Executive Vice-Chairman, and by the secretary, any assistant secretary, the treasurer or any assistant treasurer. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.
     Section 5.02 Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law, the Certificate of Incorporation and these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named as the holder thereof on the stock records of the Corporation, by such person’s attorney lawfully constituted in writing, and in the case of shares represented by a certificate upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the Executive Committee or the treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.
     Section 5.03 Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents, one or more exchange agents and one or more registrars, and may require all certificates representing one or more Interests to bear the signature of any such transfer agents, exchange agents or registrars.
     Section 5.04 Lost, Stolen or Destroyed Certificates. The officers of the Corporation may direct that a new certificate representing one or more shares of

Common Stock be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the officers of the Corporation of an affidavit of the owner or owners of such certificate, setting forth such allegation. The officers of the Corporation may require the owner of such lost, stolen or destroyed certificate, or his, her or its legal representative, to give the Corporation a bond sufficient to indemnify the Corporation, the Board of Directors and the officers of the Corporation against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.
     Section 5.05 Certain Restrictions on Transfer or Ownership.
     (a) Transfers of Common Stock by Stockholders. All Transfers of all or any portion of a stockholder’s Common Stock shall be made in accordance with the Subscription Document or Subscription Documents, if any, applicable to such stockholder. “Transfer” means any sale, assignment, conveyance, pledge, mortgage, encumbrance, hypothecation or other disposition, or the acts of so doing, as the context requires. “Subscription Documents” means any and all subscription documents or purchaser’s letters executed and delivered by any and all investors in the private offerings of limited liability company membership interests (“Interests”) in Bond Street Holdings LLC (“Holdings LLC”), the predecessor entity to the Corporation, or of Common Stock of the Corporation, from November 2009 to, but not including, the date of consummation of an initial public offering by the Corporation raising at least $100 million of proceeds at a minimum public offering price of at least $20 per share of Common Stock (a “Qualified IPO”), and any documentation required to be executed and delivered by any transferee of any such investor or investors as described in the applicable offering memorandum with respect to such offerings.
     (b) Forced Transfers or Repurchases of Capital Stock. If any applicable regulatory authority determines that the identity or structure of a holder of Common Stock or other capital stock of the Corporation precludes the Corporation from participating in any auction or acquisition or otherwise precludes the granting of any regulatory approval, consent or similar action, then the Corporation may require such stockholder to transfer such capital stock or, at the discretion of the Corporation and subject to applicable regulatory approval, the Corporation may repurchase such capital stock from such stockholder.
ARTICLE VI
Participation Right with Respect to New Securities
     Section 6.01 Participation Right With Respect to New Securities. Until the date of consummation of a Qualified IPO, each stockholder that holds shares of Common Stock issued in respect of Interests in Holdings LLC that were initially sold in the private offering and sale of an aggregate of 22,069,519 Interests from November 12, 2009 through December 312, 2009 (the “Private Offering”) (collectively, the “Eligible

Holders”), shall have the right to purchase, on a pro rata basis, New Securities (as defined below) that the Corporation may, from time to time, propose to sell and issue (the “Participation Right”). The Participation Right shall be subject to the following provisions:
     (a) “New Securities” shall mean any offering by the Corporation of any equity Securities of the Corporation, prior to consummation of a Qualified IPO, whether now authorized or to be issued for the purpose of raising capital; provided, however, that “New Securities” does not include (A) any Securities proposed to be issued or sold by the Corporation in a Qualified IPO, (B) any Securities issued pursuant to the acquisition of another entity by the Corporation by merger, purchase of substantially all of the assets or reorganization or otherwise, whereby the Corporation owns more than fifty (50%) of the voting power of such entity upon completion of such transaction, (C) any Securities issuable upon the exercise of warrants, options or other Securities either issued at the time of the 2009 Private Offering or otherwise provided for in the offering memorandum with respect to the 2009 Private Offering or (D) any Securities issued pursuant to the Bond Street Holdings LLC 2009 Option Plan, as the same may be amended from time to time (the “Equity Incentive Plan”). “Securities” means any interests in any loans by banks and any foreign or domestic “securities,” as defined in Section 2(1) of the Securities Act of 1933, as amended, or Section 3(a)(10) of the Exchange Act, and shall include common or preferred stocks, limited partnership interests, limited liability company membership interests, investment contracts, certificates of deposit, trade acceptances and trade claims, convertible securities, fixed income securities, certificates of beneficial interest, notes or other evidences of indebtedness of other Persons, warrants, rights, synthetic securities, put and call options on, or any other derivatives of, any of the foregoing, other options related thereto, interests or participations therein or any combination of any of the foregoing.
     (b) In the event that the Corporation proposes to undertake an issuance of New Securities, it shall give each Eligible Holder written notice (the “ROFR Notice”) of its intention, describing the type of New Securities, the price and the general terms and conditions upon which the Corporation proposes to issue the same. Each Eligible Holder shall have ten (10) days from the date of receipt of the ROFR Notice to agree to purchase its pro rata share of such New Securities at the price and upon the other general terms and conditions specified in the ROFR Notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased.
     (c) In the event that the Eligible Holders fail to exercise in full the Participation Right to purchase all of the New Securities within said ten (10) day period, the Corporation shall have one hundred twenty (120) days thereafter to sell the New Securities that the Eligible Holders did not elect to purchase, at a price and upon terms and conditions no more favorable to the purchasers thereof than specified in the ROFR Notice. In the event the Corporation has not sold the New Securities within said one hundred twenty (120) day period, the Corporation shall not thereafter issue or sell any

New Securities without first offering such Securities to the Eligible Holders in the manner provided above.
     (d) Notwithstanding anything contained herein, each Eligible Holder shall be required in order to participate in any offering of New Securities to provide to the Corporation any representations and warranties the Corporation reasonably requests as necessary or appropriate for the Corporation to assure itself that any applicable exemption from registration or qualification under any state or federal securities or similar law is available to it for the offer and sale of New Securities to the Eligible Holder.
ARTICLE VII
General provisions
     Section 7.01 Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.
     Section 7.02 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.
     Section 7.03 Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.
     Section 7.04 Dividends. Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by applicable law or the Certificate of Incorporation. The Corporation, the stockholders and the officers and directors of the Corporation shall have no right, power, authority or authorization to, and shall not be required to, make any distribution that violates the DGCL or other applicable law.
     Section 7.05 Conflict With Applicable Law or Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

ARTICLE VIII
Books and records
     Section 8.01 Books and Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.
ARTICLE IX
Amendments
     Section 9.01 Amendments. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly empowered to adopt, amend or repeal these Bylaws. Any adoption, amendment or repeal of these Bylaws by the Board of Directors shall require the approval of a majority of the entire Board of Directors. Certain provisions, including without limitation Section 3.17, are anticipated to be repealed subject to applicable regulatory considerations, if any.

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